Exhibit 99.1

Preliminary Proxy Card, Subject to Completion

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D87643-TBD For Against Abstain TERMINIX GLOBAL HOLDINGS, INC. 150 PEABODY PLACE MEMPHIS, TN 38103 The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TERMINIX GLOBAL HOLDINGS, INC. 1. To adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of December 13, 2021, as amended by Amendment No. 1, dated as of March 14, 2022, by and among Terminix Global Holdings, Inc. ("Terminix"), Rentokil Initial plc, Rentokil Initial US Holdings, Inc., Leto Holdings I, Inc. and Leto Holdings II, LLC. 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Terminix's named executive officers that is based on, or otherwise related to, the transactions contemplated by the merger agreement. NOTE: To transact such other business as may properly come before the Special Meeting of Terminix Stockholders or any reconvened meeting following any adjournment or postponement thereof. ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMX2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

D87644-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. TERMINIX GLOBAL HOLDINGS, INC. Special Meeting of Stockholders [TBD], 2022 [TBD], Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Robert J. Riesbeck and Deidre Richardson, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TERMINIX GLOBAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Eastern Time on [TBD], 2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations indicated on the proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side